Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Fourth Quarter and Full Year Results

RPO Increased 126% over Prior Year on Strong Demand

ATLANTA – February 1, 2022 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $171.5 million for the fourth quarter ended December 31, 2021. GAAP diluted earnings per share for both Q4 2021 and Q4 2020 was $0.32. Non-GAAP adjusted diluted earnings per share for Q4 2021 was $0.48 compared to $0.45 in Q4 2020.

“We ended the year with strong momentum, posting our third consecutive all-time record revenue quarter, which again exceeded our expectations,” said Manhattan Associates president and CEO Eddie Capel. “Our Manhattan Active® solutions continue to elevate our leadership position, and market demand for our unified supply chain commerce platform is increasing across the globe, leading to RPO growth of 126%.”

“We enter 2022 very excited about our opportunity to help our customers digitally transform their supply chains and enable success. While a turbulent global macro environment persists, our business momentum continues to accelerate.” Mr. Capel concluded.

FOURTH QUARTER 2021 FINANCIAL SUMMARY:

•	Consolidated total revenue was $171.5 million for Q4 2021, compared to $147.1 million for Q4 2020.
o	Cloud subscription revenue was $34.8 million for Q4 2021, compared to $23.0 million for Q4 2020.
o	License revenue was $11.9 million for Q4 2021, compared to $9.6 million for Q4 2020.
o	Services revenue was $81.6 million for Q4 2021, compared to $70.9 million for Q4 2020.
•	GAAP diluted earnings per share was $0.32 for both Q4 2021 and Q4 2020.

•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.48 for Q4 2021, compared to $0.45 for Q4 2020.
•	GAAP operating income was $27.1 million for Q4 2021, compared to $28.2 million for Q4 2020.
•	Adjusted operating income, a non-GAAP measure, was $39.1 million for Q4 2021, compared to $37.6 million for Q4 2020.
•	Cash flow from operations was $40.1 million for Q4 2021, compared to $38.0 million for Q4 2020. Days Sales Outstanding was 67 days at December 31, 2021, compared to 63 days at September 30, 2021.
•	Cash totaled $263.7 million at December 31, 2021, compared to $246.4 million at September 30, 2021.
•

During the three months ended December 31, 2021, the Company repurchased 128,374 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $20.1 million. In January 2022, our Board of Directors approved raising the Company’s remaining share repurchase authority to an aggregate of $50.0 million of our common stock.

FULL YEAR 2021 FINANCIAL SUMMARY:

•	Consolidated total revenue for the twelve months ended December 31, 2021, was $663.6 million, compared to $586.4 million for the twelve months ended December 31, 2020.
o	Cloud subscription revenue was $122.2 million for the twelve months ended December 31, 2021, compared to $79.8 million for the twelve months ended December 31, 2020.
o	License revenue was $37.1 million for the twelve months ended December 31, 2021, compared to $38.3 million for the twelve months ended December 31, 2020.
o	Services revenue was $334.8 million for the twelve months ended December 31, 2021, compared to $303.6 million for the twelve months ended December 31, 2020.

•	GAAP diluted earnings per share for the twelve months ended December 31, 2021, was $1.72, compared to $1.36 for the twelve months ended December 31, 2020.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $2.23 for the twelve months ended December 31, 2021, compared to $1.76 for the twelve months ended December 31, 2020.
•	GAAP operating income was $134.3 million for the twelve months ended December 31, 2021, compared to $114.1 million for the twelve months ended December 31, 2020.
•	Adjusted operating income, a non-GAAP measure, was $177.9 million for the twelve months ended December 31, 2021, compared to $147.8 million for the twelve months ended December 31, 2020.
•	Cash flow from operations was $185.2 million for the twelve months ended December 31, 2021, compared to $140.9 million for the twelve months ended December 31, 2020.
•

During the twelve months ended December 31, 2021, the Company repurchased 709,200 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $100.0 million.

2022 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2022:

	Guidance Range - 2022 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$700	$715	5%	8%

Operating Margin:
GAAP operating margin	14.9%	16.1%
Equity-based compensation	8.1%	7.9%
Adjusted operating margin(1)	23.0%	24.0%

Diluted earnings per share (EPS):
GAAP EPS	$1.31	$1.43	-25%	-18%
Equity-based compensation	0.74	0.74
Excess tax benefit on stock vesting(2)	(0.07)	(0.07)
Adjusted EPS(1)	$1.98	$2.10	-11%	-6%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of those items if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2022.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above and guideposts in the supplemental information below, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. We note in particular that the severity, duration and ultimate impact of the COVID-19 pandemic are difficult to predict at this time. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance and guideposts, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its fourth quarter and twelve months ended December 31, 2021, financial results will be held today, February 1, 2022, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 3361948 or via the web at ir.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ first quarter 2022 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and twelve months ended December 31, 2021.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2022 Guidance” and “Guideposts,” any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic, statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; risks related to transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription/cloud-based software-as-a service model; disruption in the retail sector; the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$34,761	$23,003	$122,195	$79,830
Software license	11,948	9,635	37,070	38,284
Maintenance	37,471	38,801	145,841	147,748
Services	81,565	70,915	334,799	303,569
Hardware	5,749	4,728	23,738	16,941
Total revenue	171,494	147,082	663,643	586,372
Costs and expenses:
Cost of software license	507	1,221	2,309	2,894
Cost of cloud subscriptions, maintenance and services	81,124	65,611	295,518	266,993
Research and development	26,783	20,563	97,628	84,276
Sales and marketing	16,652	13,562	57,855	47,758
General and administrative	17,507	15,778	68,086	61,444
Depreciation and amortization	1,778	2,150	7,914	8,946
Total costs and expenses	144,351	118,885	529,310	472,311
Operating income	27,143	28,197	134,333	114,061
Other loss, net	(232)	(656)	(261)	(285)
Income before income taxes	26,911	27,541	134,072	113,776
Income tax provision	6,329	7,001	23,600	26,536
Net income	$20,582	$20,540	$110,472	$87,240

Basic earnings per share	$0.33	$0.32	$1.74	$1.37
Diluted earnings per share	$0.32	$0.32	$1.72	$1.36

Weighted average number of shares:
Basic	63,241	63,527	63,445	63,538
Diluted	64,224	64,484	64,323	64,333

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Operating income	$27,143	$28,197	$134,333	$114,061
Equity-based compensation (a)	11,926	9,287	43,259	33,355
Purchase amortization (c)	-	105	264	429
Adjusted operating income (Non-GAAP)	$39,069	$37,589	$177,856	$147,845

Income tax provision	$6,329	$7,001	$23,600	$26,536
Equity-based compensation (a)	1,873	1,132	6,272	3,679
Tax benefit of stock awards vested (b)	14	(31)	4,383	3,830
Purchase amortization (c)	-	24	65	105
Adjusted income tax provision (Non-GAAP)	$8,216	$8,126	$34,320	$34,150

Net income	$20,582	$20,540	$110,472	$87,240
Equity-based compensation (a)	10,053	8,155	36,987	29,676
Tax benefit of stock awards vested (b)	(14)	31	(4,383)	(3,830)
Purchase amortization (c)	-	81	199	324
Adjusted net income (Non-GAAP)	$30,621	$28,807	$143,275	$113,410

Diluted EPS	$0.32	$0.32	$1.72	$1.36
Equity-based compensation (a)	0.16	0.13	0.58	0.46
Tax benefit of stock awards vested (b)	-	-	(0.07)	(0.06)
Purchase amortization (c)	-	-	-	-
Adjusted diluted EPS (Non-GAAP)	$0.48	$0.45	$2.23	$1.76

Fully diluted shares	64,224	64,484	64,323	64,333

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include that expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Cost of services	$4,390	$2,850	$15,159	$10,156
Research and development	2,567	1,884	8,814	6,810
Sales and marketing	1,147	976	4,345	3,454
General and administrative	3,822	3,577	14,941	12,935
Total equity-based compensation	$11,926	$9,287	$43,259	$33,355

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020

ASSETS
Current Assets:
Cash and cash equivalents	$263,706	$204,705
Accounts receivable, net of allowance of $2,419 and $3,497 at December 31, 2021 and December 31, 2020, respectively	124,420	109,202
Prepaid expenses and other current assets	20,293	20,134
Total current assets	408,419	334,041

Property and equipment, net	13,889	17,903
Operating lease right-of-use assets	27,272	31,470
Goodwill, net	62,239	62,252
Deferred income taxes	7,650	5,760
Other assets	20,239	13,986
Total assets	$539,708	$465,412

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,625	$17,805
Accrued compensation and benefits	53,104	41,962
Accrued and other liabilities	22,741	21,181
Deferred revenue	153,196	114,164
Income taxes payable	376	1,874
Total current liabilities	249,042	196,986

Operating lease liabilities, long-term	23,157	27,843
Other non-current liabilities	16,865	21,686

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding at December 31, 2021 and December 31, 2020	-	-
Common stock, $.01 par value; 200,000,000 shares authorized; 63,154,494 and 63,527,186 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	631	635
Retained earnings	269,841	236,524
Accumulated other comprehensive loss	(19,828)	(18,262)
Total shareholders' equity	250,644	218,897
Total liabilities and shareholders' equity	$539,708	$465,412

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2021	2020

Operating activities:
Net income	$110,472	$87,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,914	8,946
Equity-based compensation	43,259	33,355
Loss on disposal of equipment	7	21
Deferred income taxes	(1,912)	1,036
Unrealized foreign currency (gain) loss	(493)	897
Changes in operating assets and liabilities:
Accounts receivable, net	(16,650)	(6,592)
Other assets	(6,533)	(971)
Accounts payable, accrued and other liabilities	12,256	(3,097)
Income taxes	(3,667)	1,886
Deferred revenue	40,530	18,164
Net cash provided by operating activities	185,183	140,885

Investing activities:
Purchases of property and equipment	(4,016)	(2,730)
Net cash used in investing activities	(4,016)	(2,730)

Financing activities:
Purchase of common stock	(120,418)	(43,561)
Net cash used in financing activities	(120,418)	(43,561)

Foreign currency impact on cash	(1,748)	(567)

Net change in cash and cash equivalents	59,001	94,027
Cash and cash equivalents at beginning of period	204,705	110,678
Cash and cash equivalents at end of period	$263,706	$204,705

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	Continuing Impact of COVID-19:

Regarding the impact of the COVID-19 pandemic, we remain cautious about the global recovery, which we expect to be protracted.

Despite the COVID-19 pandemic, our 2021 results exceeded our expectations due to solid demand for our cloud solutions. Our solutions are mission critical, supporting complex global supply chains. Favorable secular tailwinds, such as the digital transformation of businesses in manufacturing, wholesale and retail, coupled with our commitment to investing in organic innovation to deliver leading cloud supply chain, inventory and omnichannel commerce solutions, are in synergistic alignment with current market demand. That alignment is contributing to our strong financial results, higher demand and strong win rates for our solutions for the period.

We remain committed to investing in our business to drive customer success and expand our total addressable market, which we believe will position us well to achieve long-term sustainable growth and earnings.

2.	GAAP and adjusted earnings per share by quarter are as follows:

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
GAAP Diluted EPS	$0.35	$0.30	$0.39	$0.32	$1.36	$0.35	$0.48	$0.57	$0.32	$1.72
Adjustments to GAAP:
Equity-based compensation	0.10	0.10	0.13	0.13	0.46	0.13	0.14	0.14	0.16	0.58
Tax benefit of stock awards vested	(0.06)	-	-	-	(0.06)	(0.06)	(0.01)	-	-	(0.07)
Purchase amortization	-	-	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.40	$0.40	$0.51	$0.45	$1.76	$0.43	$0.61	$0.71	$0.48	$2.23
Fully Diluted Shares	64,342	64,126	64,427	64,484	64,333	64,466	64,276	64,238	64,224	64,323

3.Revenues and operating income by reportable segment are as follows (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue:
Americas	$123,146	$107,368	$121,168	$114,257	$465,939	$122,813	$132,308	$135,233	$135,861	$526,215
EMEA	24,313	21,558	21,721	25,990	93,582	28,434	27,190	27,402	27,548	110,574
APAC	6,444	6,704	6,868	6,835	26,851	5,603	6,616	6,550	8,085	26,854
	$153,903	$135,630	$149,757	$147,082	$586,372	$156,850	$166,114	$169,185	$171,494	$663,643

GAAP Operating Income:
Americas	$16,282	$18,984	$27,296	$18,547	$81,109	$16,116	$28,590	$29,727	$16,746	$91,179
EMEA	6,313	5,515	5,319	7,490	24,637	8,374	8,643	10,485	7,245	34,747
APAC	1,601	2,193	2,361	2,160	8,315	935	2,124	2,196	3,152	8,407
	$24,196	$26,692	$34,976	$28,197	$114,061	$25,425	$39,357	$42,408	$27,143	$134,333

Adjustments (pre-tax):
Americas:
Equity-based compensation	$7,564	$7,492	$9,012	$9,287	$33,355	$10,051	$10,709	$10,573	$11,926	$43,259
Purchase amortization	107	110	107	105	429	107	107	50	-	264
	$7,671	$7,602	$9,119	$9,392	$33,784	$10,158	$10,816	$10,623	$11,926	$43,523

Adjusted non-GAAP Operating Income:
Americas	$23,953	$26,586	$36,415	$27,939	$114,893	$26,274	$39,406	$40,350	$28,672	$134,702
EMEA	6,313	5,515	5,319	7,490	24,637	8,374	8,643	10,485	7,245	34,747
APAC	1,601	2,193	2,361	2,160	8,315	935	2,124	2,196	3,152	8,407
	$31,867	$34,294	$44,095	$37,589	$147,845	$35,583	$50,173	$53,031	$39,069	$177,856

4.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue	($988)	($777)	$1,165	$1,946	$1,346	$2,932	$3,209	$823	($716)	$6,248
Costs and expenses	(996)	(1,430)	291	918	(1,217)	2,000	2,442	551	(887)	4,106
Operating income	8	653	874	1,028	2,563	932	767	272	171	2,142
Foreign currency gains (losses) in other income	1,348	(193)	(913)	(639)	(397)	(287)	315	(30)	(243)	(245)
	$1,356	$460	($39)	$389	$2,166	$645	$1,082	$242	($72)	$1,897

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating income	$308	$895	$601	$445	$2,249	$79	($294)	($37)	$281	$29
Foreign currency gains (losses) in other income	1,450	262	(1,165)	(381)	166	315	535	3	(9)	844
Total impact of changes in the Indian Rupee	$1,758	$1,157	($564)	$64	$2,415	$394	$241	($34)	$272	$873

5.Other income includes the following components (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Interest income	$68	$28	$8	($6)	$98	($15)	($10)	($9)	$102	$68
Foreign currency gains (losses)	1,348	(193)	(913)	(639)	(397)	(287)	315	(30)	(243)	(245)
Other non-operating income (expense)	4	7	14	(11)	14	9	1	(3)	(91)	(84)
Total other income (loss)	$1,420	($158)	($891)	($656)	($285)	($293)	$306	($42)	($232)	($261)

6.Capital expenditures are as follows (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Capital expenditures	$1,245	$507	$176	$802	$2,730	$569	$602	$987	$1,858	$4,016

7.Stock Repurchase Activity (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Shares purchased under publicly-announced buy-back program	337	-	-	-	337	214	244	123	128	709
Shares withheld for taxes due upon vesting of restricted stock	219	2	4	-	225	172	1	5	1	179
Total shares purchased	556	2	4	-	562	386	245	128	129	888

Total cash paid for shares purchased under publicly-announced buy-back program	$25,000	$0	$0	$0	$25,000	$26,988	$32,894	$19,994	$20,117	$99,993
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	18,032	123	368	38	18,561	19,414	190	762	59	20,425
Total cash paid for shares repurchased	$43,032	$123	$368	$38	$43,561	$46,402	$33,084	$20,756	$20,176	$120,418

8. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations. Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Remaining Performance Obligations	$202,793	$225,470	$257,287	$308,761	$421,196	$488,718	$573,712	$699,244

9. Guideposts

The following table shows (i) actual 2021 results for cloud revenue and remaining performance obligations (“RPO”) and (ii) current guideposts for cloud revenue and RPO for each year 2022 through 2024.

Current Guideposts
($'s in millions)

Cloud Revenue
Year	Low	Mid	High	% Growth(1)
2021 (2)	$122	$122	$122	53%
2022	$161	$164	$167	34%
2023	$220	$230	$240	40%
2024	$310	$328	$345	42%

Remaining Performance Obligations
Year	Low	Mid	High	% Growth(1)
2021 (2)	$699	$699	$699	126%
2022	$950	$1,000	$1,050	43%
2023	$1,250	$1,325	$1,400	33%
2024	$1,600	$1,700	$1,800	28%

(1) Year-over-year percentage growth is calculated based on the actual or forecasted mid-points. (2) 2021 represents the actual results.